UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(IRS Employer Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K we filed January 16, 2007 to report the execution of a merger agreement under Item 1.01 (the “Merger Agreement”). The Merger Agreement was filed as Exhibit 2.1 to the initial 8-K and contained certain textual and typographical errors that have been corrected in this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions. None

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of January 15, 2007 by and among PW Eagle, Inc., J-M Manufacturing Company, Inc. and Pipe Dream Acquisition, Inc.

99.1	Voting Agreement between Pirate Capital, LLC and J-M Manufacturing Company, Inc. dated January 15, 2007*

99.2	Press Release dated January 15, 2007*

99.3	Form of Letter to Customers dated January 15, 2007*

99.4	Form of Letter to Employees dated January 15, 2007*

99.5	Sales Call Script dated January 15, 2007*

99.6	Key Messages Memorandum dated January 15, 2007*

99.7	Question and Answer Memorandum dated January 15, 2007*

99.8	Form of Letter to Suppliers dated January 15, 2007*

*	Previously filed with the initial Current Report on Form 8-K filed January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: January 16, 2007	By	/s/ Scott Long
Scott Long
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

PW EAGLE, INC.

Date of Report:	Commission File No.:
January 15, 2007	0-18050

Exhibit No.	ITEM

2.1	Agreement and Plan of Merger, dated as of January 15, 2007 by and among PW Eagle, Inc., J-M Manufacturing Company, Inc. and Pipe Dream Acquisition, Inc.

99.1	Voting Agreement between Pirate Capital, LLC and J-M Manufacturing Company, Inc. dated January 15, 2007*

99.2	Press Release dated January 15, 2007*

99.3	Form of Letter to Customers dated January 15, 2007*

99.4	Form of Letter to Employees dated January 15, 2007*

99.5	Sales Call Script dated January 15, 2007*

99.6	Key Messages Memorandum dated January 15, 2007*

99.7	Question and Answer Memorandum dated January 15, 2007*

99.8	Form of Letter to Suppliers dated January 15, 2007*

*	Previously filed with the initial Current Report on Form 8-K filed January 16, 2007